Exhibit 99.1

StoneMor Partners L.P. Announces Departure of Chief Financial Officer and Appointment of Interim Chief Financial Officer

LEVITTOWN, Pa., May 18, 2015, StoneMor Partners L.P. (NYSE: STON) announced today that Timothy K. Yost resigned as StoneMor’s Chief Financial Officer and Secretary, effective May 13, 2015, in order to devote more time to personal and family matters. Mr. Yost will continue to provide transition services to the company for a period of up to 30 days. At the same time, StoneMor announced that James M. Pippis, Vice President of Accounting and Finance, assumed the role of Interim Chief Financial Officer and Secretary effective May 14, 2015.

Larry Miller, StoneMor’s President and Chief Executive Officer, said, “Jim brings over 20 years of experience in private and public accounting, and has been directing StoneMor’s Financial Reporting function for more than four years. His background will provide us a smooth transition and continuity as we evaluate both internal and external candidates for the position.”

Miller continued, “I want to thank Tim for his years of service and many positive contributions to StoneMor. Tim played a vital role in the significant growth we have experienced these past few years and we wish all the best for him and his family.”

About StoneMor Partners L.P.

StoneMor Partners L.P., headquartered in Levittown, Pennsylvania, is an owner and operator of cemeteries and funeral homes in the United States, with 303 cemeteries and 98 funeral homes in 28 states and Puerto Rico. StoneMor is the only publicly traded death care company structured as a partnership. StoneMor’s cemetery products and services, which are sold on both a pre-need (before death) and at-need (at death) basis, include: burial lots, lawn and mausoleum crypts, burial vaults, caskets, memorials, and all services which provide for the installation of this merchandise.

Forward-Looking Statements

Certain statements contained in this press release, including, but not limited to, information regarding the status and progress of our operating activities, the plans and objectives of our management, assumptions regarding our future performance and plans, and any financial guidance provided or guidance related to our future distributions are forward-looking statements.

Generally, the words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend (including, but not limited to our intent to maintain or increase our distributions),” “project,” “expect,” “predict” and similar expressions identify these forward-looking statements.

These forward-looking statements are made subject to certain risks and uncertainties that could cause actual results to differ materially from those stated or implied. Our major risk is related to uncertainties associated with the cash flow from our pre-need and at-need sales, our trusts, and financings, which may impact our ability to meet our financial projections, our ability to service our debt and pay distributions, and our ability to increase our distributions.

Our additional risks and uncertainties, include, but are not limited to, the following: uncertainties associated with future revenue and revenue growth; uncertainties associated with the integration or anticipated benefits of our recent acquisitions or any future acquisitions; our ability to complete and fund additional acquisitions; the effect of economic downturns; the impact of our significant leverage on our operating plans; the decline in the fair value of certain equity and debt securities held in our trusts; our ability to attract, train and retain an adequate number of sales people; uncertainties associated with the volume and timing of pre-need sales of cemetery services and products; increased use of cremation; changes in the death rate; changes in the political or regulatory environments, including potential changes in tax accounting and trusting policies; our ability to successfully implement a strategic plan relating to achieving operating improvements, strong cash flows and further deleveraging; our ability to successfully compete in the cemetery and funeral home industry; litigation or legal proceedings that could expose us to significant liabilities and damage our reputation; the effects of cyber security attacks due to our significant reliance on information technology; uncertainties relating to the financial condition of third-party insurance companies that fund our pre-need funeral contracts; and various other uncertainties associated with the death care industry and our operations in particular.

When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements set forth in our Annual Report on Form 10-K and our other reports filed with the SEC. Except as required under applicable law, we assume no obligation to update or revise any forward-looking statements made herein or any other forward-looking statements made by us, whether as a result of new information, future events or otherwise.

Contact:

John McNamara

215-826-2800